RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

September 13, 2007

State Street Bank & Trust Company
Two Avenue de Lafayette - 6th Floor
Boston, MA  02111
Attn:  Investor Reporting Department / Kevin R. Powers

Ladies and Gentlemen:

      Reference is made to the Transfer Agency Services Agreement between Rydex ETF Trust (the "Fund") and State Street Bank and Trust Company ("State Street) dated as of May 3, 2005, including Schedule A (the "Agreement").

      Pursuant to the Agreement, this letter is to provide written notice of the Fund's desire to include the following nine (6) as additional Funds (the "Additional Funds") under the Agreement:

            RYDEX 2X S&P 500 ETF
            RYDEX INVERSE 2X S&P 500 ETF
            RYDEX 2X S&P MIDCAP 400 ETF
            RYDEX INVERSE 2X S&P MIDCAP 400 ETF
            RYDEX 2X RUSSELL 2000 ETF
            RYDEX INVERSE 2X RUSSELL 2000 ETF

      In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that State Street confirm that it will act as Transfer Agent with respect to the Additional Funds and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.

                            [Signature page follows.]

      Please indicate your acceptance of the foregoing by executing four copies of this Agreement, returning one to the Fund and retaining three copies for your records.

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                                   Very truly yours,

                                   RYDEX ETF TRUST

                                   By:    /s/ Joseph Arruda
                                         ---------------------------------
                                   Name:  Joseph Arruda
                                   Title: Assistant Treasurer

                                   Accepted:

                                   STATE STREET BANK AND TRUST COMPANY

                                   By:    /s/ Joseph L. Hooley
                                         ---------------------------------
                                   Name:  Joseph L. Hooley
                                   Title: Executive Vice President
                                          Duly Authorized

                                    EXHIBIT A
                           APPROVED AS OF MAY 3, 2005
                  AMENDED AND RESTATED AS OF SEPTEMBER 13, 2007

The following entities are each referred to herein as a "Fund" and are collectively referred to herein as the "Funds":

            Rydex Russell Top 50 ETF
            Rydex S&P 500 Equal Weight ETF
            Rydex S&P 500 Pure Value ETF
            Rydex S&P 500 Pure Growth ETF
            Rydex S&P MidCap 400 Pure Value ETF
            Rydex S&P MidCap 400 Pure Growth ETF
            Rydex S&P SmallCap 600 Pure Value ETF
            Rydex S&P SmallCap 600 Pure Growth ETF
            Rydex S&P Equal Weight Consumer Discretionary ETF
            Rydex S&P Equal Weight Consumer Staples ETF
            Rydex S&P Equal Weight Energy ETF
            Rydex S&P Equal Weight Financial ETF
            Rydex S&P Equal Weight Health Care ETF
            Rydex S&P Equal Weight Industrial ETF
            Rydex S&P Equal Weight Materials ETF
            Rydex S&P Equal Weight Technology ETF
            Rydex S&P Equal Weight Utilities ETF
            RYDEX 2X S&P 500 ETF
            RYDEX INVERSE 2X S&P 500 ETF
            RYDEX 2X S&P MIDCAP 400 ETF
            RYDEX INVERSE 2X S&P MIDCAP 400 ETF
            RYDEX 2X RUSSELL 2000 ETF
            RYDEX INVERSE 2X RUSSELL 2000 ETF